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                                                                   EXHIBIT 23(C)

                         INDEPENDENT AUDITORS' CONSENT

IDACORP, Inc.:

    We consent to the incorporation by reference in this Registration Statement of IDACORP, Inc. on Form S-4 of our report dated January 30, 1998 appearing in the Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement and Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
March 13, 1998
Boise, Idaho